EXHIBIT 99.1

BAYONNE, NJ—(MARKET WIRE)—Jan 26, 2005 — Pamrapo Bancorp, Inc. (NasdaqNM:PBCI—News) today reported net income for the fourth quarter and full year ended December 31, 2004.

Net income for the fourth quarter of 2004 amounted to $1.941 million, or 39 cents per share, as compared with $2.218 million, or 45 cents per share in the fourth quarter of 2003.

Net income for the year ended December 31, 2004 amounted to $7.944 million, or $1.60 per share, as compared with $7.781 million, or $1.54 cents per share for the year ended December 31, 2003.

Pamrapo’s book value per share at December 31, 2004 was $11.08.

Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates ten branch offices in Bayonne, Fort Lee, Hoboken and Monroe, New Jersey.

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Quarter ended December 31,		Year ended December 31,
	2003	2004	2003	2004
Interest income:
Loans	$6,295	$6,326	$26,102	$24,861
Mortgage-backed securities	2,565	2,467	9,570	10,091
Investments and other interest-earning assets	225	272	1,083	1,031

Total interest income	9,085	9,065	36,755	35,983

Interest expense:
Deposits	2,098	2,064	9,691	8,122
Advances and other borrowed money	809	841	3,742	3,270

Total interest expense	2,907	2,905	13,433	11,392

Net interest income	6,178	6,160	23,322	24,591
Provision for loan losses	4	52	84	82

Net interest income after provision for loan losses	6,174	6,108	23,238	24,509

Non-interest income:
Fees and service charges	358	324	1,465	1,295
Gain on sale of investment in real estate	—	170	—	170
Miscellaneous	246	283	1,090	1,134

Total non-interest income	604	777	2,555	2,599

Non-interest expenses:
Salaries and employee benefits	1,611	1,983	6,767	7,701
Net occupancy expense of premises	240	262	1,035	1,002
Equipment	357	403	1,370	1,341
Advertising	26	97	145	219
Federal Insurance Premium	18	18	73	73
Miscellaneous	878	842	3,419	3,456

Total non-interest expenses	3,130	3,605	12,809	13,792

Income before income taxes	3,648	3,280	12,984	13,316
Income taxes	1,430	1,339	5,203	5,372

Net income	$2,218	$1,941	$7,781	$7,944

Basic earnings per common share	$.45	$.39	$1.54	$1.60

Diluted earnings per common share	$.45	$.39	$1.54	$1.59

Dividends per common share	$.20	$.21	$.80	$.84

Weighted average number of common shares and common stock equivalents outstanding
Basic	4,975	4,975	5,056	4,975

Diluted	4,989	4,991	5,061	4,995

PAMRAPO BANCORP, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2003	December 31, 2004
ASSETS

Cash and amounts due from depository institutions	$10,126,482	$14,598,711
Securities available for sale	3,921,902	3,639,182
Investment securities held to maturity	9,422,111	9,308,686
Mortgage-backed securities held to maturity	218,418,340	200,077,102
Loans receivable	378,640,773	395,800,481
Premises and equipment	4,092,683	4,018,500
Investment in real estate	129,640	—
Federal Home Loan Bank of New York stock, at cost	4,743,900	5,151,900
Interest receivable	2,838,497	2,702,532
Other assets	4,560,853	4,601,578

Total assets	$636,895,181	$639,898,672

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$492,160,765	$489,349,688
Advances from Federal Home Loan Bank of N.Y.	87,000,000	89,000,000
Other borrowed money	117,748	83,722
Advance payments by borrowers for taxes, insurance	3,495,739	3,336,744
Other liabilities	2,797,586	3,014,303

Total liabilities	585,571,838	584,784,457

Stockholders’ equity:
Common stock; par value $.01; authorized: 25,000,000 shares; 6,900,000 shares issued; 4,974,313 / 4,974,913 shares outstanding.	69,000	69,000
Paid-in capital in excess of par value	18,957,298	19,041,357
Retained earnings - substantially restricted	54,621,926	58,387,028
Accumulated other comprehensive income - net	243,170	315,468
Treasury stock at cost: 1,925,687 / 1,925,087 shares	(22,568,051)	(22,698,638)

Total stockholders’ equity	51,323,343	55,114,215

Total liabilities and stockholders’ equity	$636,895,181	$639,898,672

Contact:

CONTACT:

Robert A. Hughes

CPA, Vice President

201-339-4600